Exhibit 99.1

BILL Announces Addition of Four New Directors

BILL and Starboard Enter into Cooperation Agreement

New Directors Will Support Value Creation Efforts and Advance Company’s Strategy

as a Leading Intelligent Financial Operations Platform for SMBs

BILL to Hold Investor Day in the First Half of Calendar Year 2026 to Outline Path to “Rule of 40”

SAN JOSE, Calif. – October 16, 2025 – BILL (NYSE: BILL), the intelligent finance platform trusted by half a million businesses to manage, move and maximize their money, today announced that four new directors will be joining its Board of Directors to support the Company’s value creation efforts, including a focus on driving growth and improved profitability while advancing its strategy as a leading intelligent financial operations platform for small and midsize businesses (“SMBs”). These appointments follow constructive engagement with Starboard Value LP (“Starboard”).

In connection with a cooperation agreement between BILL and Starboard and as part of the Board’s ongoing refreshment process, four new independent directors will be joining the Board, including Natalie Derse, Chief Financial Officer of Gen Digital; Peter Feld, Managing Member, Portfolio Manager and Head of Research at Starboard; Beth Johnson, Former Vice Chair and Chief Experience Officer of Citizens Financial Group; and Lee Kirkpatrick, Former Chief Financial Officer of Twilio. Mr. Feld and Mr. Kirkpatrick will be joining the Board as of October 17, 2025, while Ms. Derse and Ms. Johnson will join the Board immediately following the 2025 Annual Meeting of Stockholders. In addition, Steve Cakebread and Brian Jacobs will retire from the Board at the conclusion of their service at the 2025 Annual Meeting of Stockholders; Steve Fisher has retired from the Board as of October 14, 2025. As a result of these changes, the BILL Board of Directors will be expanded from 12 to 13 members.

BILL CEO and Founder René Lacerte said, “As we work to continually reinvent our category and lead a new era of intelligent finance for SMBs, we are also focused on becoming a more efficient, agile organization so that we can move faster on high-impact opportunities, drive durable revenue growth and deliver superior, sustainable value creation. Our new directors are aligned with these objectives and bring outstanding experience and highly relevant skills to help advance these efforts, including in the areas of AI, digital transformation, FinTech, compliance, and operational excellence initiatives, among others. We look forward to sharing more about the progress we are making during our upcoming first quarter earnings call. We also expect to hold an investor day in the first half of calendar year 2026 to share long-term financial targets and discuss the Company’s path to Rule of 40.”

“On behalf of the Board, we welcome our new directors and appreciate the constructive engagement we have had with Starboard. I also want to extend our gratitude to Steve, Steve, and Brian,” continued Mr. Lacerte. “Their guidance and counsel have been instrumental to BILL’s growth and success.”

Mr. Feld stated, “We greatly appreciate the relationship we have built with René, BILL’s leadership team, and the Board. BILL is well positioned as a premier financial operations platform for SMBs with leading products and a strong market position. We invested in BILL because of the tremendous potential we see to capitalize on the Company’s strengths and create long-term value through a sharper focus on margin expansion and continued growth. I am excited to be joining the Board with Natalie, Beth, and Lee. I look forward to working with my fellow directors and BILL management to support execution on the Company’s path towards a best-in-class financial profile and significant shareholder value creation.”

Pursuant to the cooperation agreement, Starboard has agreed to withdraw its director nominations with respect to the 2025 Annual Meeting of Stockholders and has entered into customary standstill, voting and other commitments. A summary and the complete text of the cooperation agreement will be filed on a Form 8-K with the U.S. Securities and Exchange Commission.

About Natalie Derse

Natalie Derse’s 26-year career consists of progressive financial management, business performance analytics and operational excellence across multiple industries, including ecommerce, consumer products and services and manufacturing and distribution. Ms. Derse currently serves as Chief Financial Officer of Gen Digital, a multinational cybersecurity company. Prior to Gen Digital, she held senior leadership roles at eBay, Stanley Black & Decker and General Electric.

She received a B.S. degree in Finance from the University of Dayton.

About Peter A. Feld

Peter A. Feld is a Managing Member, Portfolio Manager and Head of Research of Starboard Value LP since April 2011 and has significant expertise serving as a shareholder representative on numerous technology company boards that have created substantial value for shareholders. Mr. Feld has extensive experience in corporate finance, best-in-class corporate governance, and a deep understanding of capital markets. Prior to founding Starboard in 2011, Mr. Feld was a Managing Director and Head of Research at Ramius LLC for funds that comprised the Value and Opportunity investment platform. Prior to joining Ramius in February 2005, Mr. Feld was an analyst in the Technology Investment Banking group at Banc of America Securities LLC.

Mr. Feld currently serves on the Board of Qorvo, Inc., an American semiconductor company that designs, manufactures, and supplies radio-frequency systems for applications. He has previously served on more than 15 public company boards. Mr. Feld received a B.A. degree in Economics from Tufts University.

About Beth Johnson

Beth Johnson is a financial services executive and has extensive global experience in data and analytics, digital transformation, marketing and client-focused strategy, including growth, engagement and profitability in retail banking, payments and asset and wealth management. Most recently she served as Vice Chair and Chief Experience Officer at Citizens Financial Group. Prior to Citizens, she was a Partner at Bain & Company, where she spent 15 years advising clients across industries on strategy development and transformative growth initiatives.

Ms. Johnson currently serves as an independent director and member of the Audit Committee, Nomination and Corporate Governance Committee, and Compensation Committee at Invesco Ltd. She received a B.A. in Economics and Mathematical Methods in Social Sciences from Northwestern University and an M.B.A. from the Stanford University Graduate School of Business.

About Lee Kirkpatrick

Lee Kirkpatrick is a technology industry veteran and has nearly 30 years of experience in corporate finance, accounting and senior operational leadership. Most recently, Mr. Kirkpatrick served as Chief Financial Officer at Twilio, where he led the company through its IPO and several strategic acquisitions to expand cloud and software offerings. Prior to that, he held senior executive roles at a number of companies, including SAY Media, VideoEgg, Kodak Imaging Network, Ofoto, iOwn and HyperParallel.

Mr. Kirkpatrick has served as a director at multiple public and private companies, and currently serves as an independent board member at Spreedly and independent board member and Audit Chair at Updater. He holds a B.S. in Business Administration from the University of Southern California and an M.B.A. in Finance from Columbia University.

About BILL

BILL (NYSE: BILL) is the intelligent finance platform trusted by nearly half a million businesses and their accountants to manage, move, and maximize their money. BILL powers businesses ranging from fast-moving startups to growing companies with complex operations. We use AI to deliver strategic finance capabilities in one integrated platform that includes AP, AR, expenses, forecasting, procurement and more. With a member network of more than 8 million, BILL’s platform processes ~1% of US GDP annually. Headquartered in San Jose, California, BILL is a trusted partner of leading U.S. financial institutions, accounting firms, and software providers. For more information, visit bill.com.

About Starboard Value LP

Starboard Value LP is an investment adviser with a focused and fundamental approach to investing in publicly traded companies. Starboard seeks to invest in deeply undervalued companies and actively engage with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements other than statements of historical facts, and statements in the future tense. Forward-looking statements are based on our expectations as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond the Company’s control. These statements include, but are not limited to, statements regarding the Company’s expectations, beliefs, plans, strategies, initiatives, business or financial prospects or outlook, future shareholder value, priorities or future performance. These risks and uncertainties include, but are not limited to macroeconomic factors, including changes in interest rates, significant political and regulatory developments or changes in trade policy, including the imposition of tariffs and other trade barriers, inflationary, recessionary, and volatile market environments, as well as fluctuations in foreign exchange rates, the Company’s history of operating losses, its recent rapid growth, the large sums of customer funds that the Company transfers daily, the risk of loss, errors and fraudulent activity, credit risk related to the Company’s BILL Divvy Cards and its invoice financing offering, the Company’s ability to attract new customers and convert trial customers into paying customers, its expectations for developing and deploying AI agents and other AI tools, the Company’s ability to invest in its business and develop new products and services, increased competition or new entrants in the marketplace, potential impacts of acquisitions, investments and other strategic transactions, the Company’s relationships with accounting firms, financial institutions and software providers, the global impacts of ongoing geopolitical conflicts, the actual and expected impacts of the above factors on the SMBs the Company serves and other risks detailed in the registration statements and periodic reports the Company files with the SEC, including its quarterly and annual reports, which may be obtained on the Investor Relations section of the Company’s website (https://investor.bill.com/financials/sec-filings/default.aspx) and on the SEC website at www.sec.gov. You should not rely on these forward-looking statements, as actual results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to the Company as of the date hereof. The Company assumes no obligation to update or revise the forward-looking statements contained in this press release because of new information, future events, or otherwise.

BILL Contacts

IR Contact:

Jun Wang

investor@ir.bill.com

Press Contact:

Paul Loeffler

pr@hq.bill.com

Eric Brielmann / Barrett Golden

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449